Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended Quarterly Report of Buckingham Exploration Inc. (the “Company”) on Form 10-Q/A for the period ended November 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, C. Robin Relph, Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:

/s/ C. Robin Relph
C. Robin Relph
Chief Executive Officer and
Chief Financial Officer

March 3, 2011